SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NRG ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                   filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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July 8, 2004

Dear Stockholder:

      We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held on Wednesday, August 4, 2004, at 10 a.m. Eastern Daylight Time at the Wyndham Philadelphia at Franklin Plaza, 17th and Race Streets, Philadelphia, Pennsylvania. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. A report on Company operations and a discussion of our plans will be made at the meeting and there will be time for your questions and comments.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Information about each of these voting options is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

      Thank you for your ongoing interest and investment in NRG Energy, Inc.

Sincerely,

HOWARD E. COSGROVE

Chairman of the Board

DAVID CRANE

President and Chief Executive Officer

THIS PROXY STATEMENT AND PROXY CARD ARE

BEING DISTRIBUTED ON OR ABOUT JULY 12, 2004.

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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NRG Energy, Inc.

901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. Eastern Daylight Time on Wednesday, August 4, 2004

PLACE	Wyndham Philadelphia at Franklin Plaza 17th and Race Streets Philadelphia, Pennsylvania

ITEMS OF BUSINESS	(1) To elect four Class I directors to a three-year term.
(2) To approve NRG’s Long-Term Incentive Plan.
(3) To approve NRG’s Annual Incentive Plan for Designated Corporate Officers.
(4) To ratify the appointment of KPMG LLP as NRG’s independent registered public accounting firm.
(5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Thursday, July 8, 2004.

ANNUAL REPORT	Our 2003 Annual Report, which is not part of the proxy soliciting materials, is enclosed.

PROXY VOTING	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy:
(1) Over the Internet,
(2) By telephone, or
(3) By mail.
For specific instructions, please refer to the information on pages 2 – 3 of this proxy statement and the voting instructions on the proxy card.

By Order of the Board of Directors.

TIMOTHY W. J. O’BRIEN
Vice President, General Counsel and Secretary

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PROXY STATEMENT

      The Board of Directors (the “Board”) of NRG Energy, Inc. (“NRG” or the “Company”) is soliciting proxies for the Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of NRG common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters.

Purpose of the Annual Meeting

      The purpose of the Annual Meeting is to elect directors, to approve NRG’s Long-Term Incentive Plan and its Annual Incentive Plan for Designated Corporate Officers, to ratify the appointment of KPMG LLP as NRG’s independent registered public accounting firm, and to conduct such other business as may properly come before the Annual Meeting. Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders — David Crane and Timothy W.J. O’Brien — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Annual Meeting Admission

      Stockholders of NRG may attend the Annual Meeting. However, only stockholders who owned NRG stock at the close of business on July 8, 2004, the record date, or their duly appointed proxies, are entitled to vote at the meeting. Proof of ownership of NRG stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting.

      No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Quorum

      A quorum is the minimum number of shares required to hold a meeting. Under NRG’s Bylaws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at a meeting must be represented in person or by proxy at the meeting. Both abstentions and broker nonvotes are counted as present for determining the presence of a quorum. Generally, broker nonvotes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner and (b) the broker lacks discretionary voting power to vote such shares. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the independent auditors, but they cannot vote on the approval of NRG’s Long-Term Incentive Plan and NRG’s Annual Incentive Plan for Designated Corporate Officers.

Stockholders Entitled to Vote

      Each share of our common stock outstanding as of the close of business on July 8, 2004, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 100,006,798 shares of common stock issued and outstanding.

      Most NRG stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

      * Stockholder of Record — If your shares are registered directly in your name with NRG’s transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and these proxy materials are being sent to you by NRG. As the stockholder of record, you have the right to grant your voting proxy directly to NRG or to vote in person at the meeting.

      * Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

Required Vote

      Director Nominees — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

      Except as noted above, all other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as voting against the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker nonvotes, as described in the section above entitled “Quorum.” In tabulating the voting result for any particular proposal, shares that constitute broker nonvotes are not considered entitled to vote on that proposal. Accordingly, broker nonvotes have no effect on the outcome of matters presented for a stockholder vote. Brokers who do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the independent auditors, but they cannot vote on the approval of NRG’s Long-Term Incentive Plan and NRG’s Annual Incentive Plan for Designated Corporate Officers.

Voting Methods

      If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker, trustee, or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

      The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at noon (Central Daylight Time) on the day before the Annual Meeting.

      * Vote By Internet — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week by visiting the web site listed on the proxy card. Have your proxy card in hand when you access the web site. You will be prompted to enter your company number and a security control number (these numbers are located on the proxy card) to create an electronic ballot.

      * Vote By Telephone — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. The telephone number is printed on your proxy card, which you should have in hand when you call. You will be prompted to enter your company number and a security control number (these numbers are located on the proxy card). Follow the recorded instructions.

      * Vote By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommended. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by August 4, 2004.

      All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

      You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee.

Counting the Vote

      In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Representatives of Wells Fargo Bank, N.A., NRG’s transfer agent, will tabulate the votes and act as the inspectors of election.

Confidentiality

      Stockholder proxies, ballots, and tabulations that identify stockholders are confidential. They will not be available for examination, nor will the identity or vote of any stockholder be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to NRG management.

List of Stockholders

      The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. (Central Daylight Time), at our principal executive offices at 901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

      NRG will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired MacKenzie Partners to assist us in the distribution of proxy materials and the solicitation of votes. We will pay MacKenzie Partners a fee of $9,500 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

      Our transfer agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-468-9716 (local: (651) 450-4064), www.wellsfargo.com/shareownerservices, or by writing to PO Box 64854, St. Paul, MN 55164-0864.

GOVERNANCE OF THE COMPANY

      NRG became an independent public company upon our emergence from bankruptcy on December 5, 2003. The implementation of NRG’s plan of reorganization resulted in the establishment of an entirely new board of directors, effective December 5, 2003.

Corporate Governance Guidelines

      The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our website at http://www.nrgenergy.com/investor/corpgov.htm, along with the charters of our Board committees and other information about our governance practices. In addition, the Audit Committee charter is attached to this proxy statement as Appendix A.

Director Independence

      The Board has determined that each of the current directors, except David Crane, President and Chief Executive Officer, is independent under the listing standards of the New York Stock Exchange. Each of the Audit, Compensation, and Governance and Nominating Committees is made up solely of independent directors. In accordance with the Company’s Corporate Governance Guidelines and the New York Stock Exchange listing standards, all members of the Audit Committee meet additional independence standards applicable to audit committee members.

Board Structure and Committee Membership

      The Board is divided into three classes, approximately equal in number, serving staggered three-year terms. The Board presently has 11 directors and the following three Committees: Audit, Compensation, and Governance and Nominating. The membership and the functions of each Committee are described below.

Governance
and
Name of Director	Audit	Nominating	Compensation

Howard E. Cosgrove*	X
David Crane
Mark R. Patterson			X**
Ramon Betolaza		X
Frank S. Plimpton
John F. Chlebowski	X**
Lawrence S. Coben			X
Stephen L. Cropper		X**
Herbert H. Tate		X
Walter R. Young	X
Thomas H. Weidemeyer			X

X	= Committee Member

*	= Chairman of the Board

**	= Committee Chair

      As noted above, the implementation of NRG’s plan of reorganization resulted in the establishment of an entirely new board of directors, three of whom have been designated by MatlinPatterson Global Opportunities Partners L.P. and one of its affiliates. Pursuant to NRG’s plan of reorganization, on

December 30, 2003, the two entities received 21,505,044 shares (representing 21.5 percent) of NRG common stock as partial consideration for the cancellation of certain debt instruments (and all prepetition interest thereon and other amounts owing in respect thereof) acquired through open market purchases and having an approximate principal amount of $1.2 billion.

Board Meetings

      As noted above, the implementation of NRG’s plan of reorganization resulted in the establishment of an entirely new board of directors, effective December 5, 2003. During December 2003, the Board held two meetings. The Board’s committees were formed in January 2004. Each director attended both of the meetings held in December 2003, except Stephen L. Cropper and Herbert H. Tate who each attended one meeting. In calendar year 2004, the Board has held eight meetings through July 6, 2004.

      The Company’s Corporate Governance Guidelines provide that the nonmanagement directors meet in executive session periodically following Board meetings. The Company’s nonexecutive Chairman presides at these sessions.

      NRG did not hold an Annual Meeting of Stockholders in 2003 because from June 3, 2002, until its emergence from bankruptcy on December 5, 2003, NRG was a wholly owned subsidiary of Xcel Energy Inc. Directors are expected to attend the Annual Meeting of Stockholders.

Audit Committee

      The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditors, and the performance of the Company’s internal audit function. Among other things, the Committee:

•	Appoints, retains, oversees, evaluates, and compensates the independent auditors;

•	Reviews the annual audited and quarterly consolidated financial statements;

•	Reviews major issues regarding accounting principles and financial statement presentations;

•	Reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•	Reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

•	Considers the adequacy and effectiveness of the Company’s internal control and reporting system;

•	Discusses policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the effectiveness of the Company’s system for monitoring compliance with laws and regulations;

•	Establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters; and

•	Annually evaluates the performance of the Audit Committee and the adequacy of its charter.

      The Board has determined that all Audit Committee members are independent under the New York Stock Exchange definition of independence for directors and audit committee members, and that all members of the Audit Committee are financially literate. In addition, the Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission (“SEC”) regulations. The Audit Committee was established by the Board in January 2004. In calendar year 2004, the Audit Committee has held ten meetings through July 6, 2004.

Compensation Committee

      The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Committee:

•	Reviews and approves corporate goals and objectives relevant to the compensation for the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and either as a committee or together with the other independent directors, determines and approves the Chief Executive Officer’s compensation;

•	Reviews and approves stock option and other stock incentive awards for executive officers;

•	Makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

•	Reviews the compensation of directors for service on the Board and its committees;

•	Reviews and recommends employment agreements and severance arrangements for officers; and

•	Annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

      The Board has determined that all Compensation Committee members are independent under the listing standards of the New York Stock Exchange, and that they are “nonemployee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee was established by the Board in January 2004. In calendar year 2004, the Compensation Committee has held five meetings through July 6, 2004.

Governance and Nominating Committee

      The Governance and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Company’s Corporate Governance Guidelines and recommends changes to the Board. Among other things, the Committee also:

•	Identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•	Establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

•	Makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

•	Reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•	Reviews and recommends to the Board retirement and other tenure policies for directors;

•	Oversees the evaluation of the Board and management and annually reviews the Company’s senior management succession plans;

•	Monitors directorships in other public companies held by directors and senior officers of the Company; and

•	Annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter.

      The Board has determined that all Governance and Nominating Committee members are independent under the listing standards of the New York Stock Exchange.

      The Governance and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Guidelines provide that the Committee will consider these criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board.

      The Governance and Nominating Committee was formed in January 2004 and has not yet established a formal process for identifying and evaluating director nominees. In calendar year 2004, the Governance and Nominating Committee has held six meetings through July 6, 2004. In preparation for the 2005 Annual Meeting of Stockholders, the Committee intends to consider processes for identifying and evaluating director nominees. The Committee will consider nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 901 Marquette Avenue, Minneapolis, MN 55402. Recommendations submitted for consideration by the Committee in preparation for the 2005 Annual Meeting of Stockholders must be received by February 1, 2005, and must contain the following information: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company’s stock entitled to vote at the meeting; (d) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate’s written, signed consent to serve if elected.

      Alternatively, as discussed under “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting,” stockholders intending to appear at the 2005 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Governance and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company’s Bylaws, a copy of which is available upon request to our Corporate Secretary.

Communication with Directors

      Stockholders and other interested parties may communicate with the Board by writing c/o the Corporate Secretary, NRG Energy, Inc., 901 Marquette Avenue, Minneapolis, MN 55402. Communications intended for a specific director or directors should be addressed to their attention c/o the Corporate Secretary at this address. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

      Nonmanagement directors receive 60 percent of their compensation in the form of a cash retainer and the remaining 40 percent in the form of equity, which they may elect to receive as restricted stock or deferred stock units. Nonmanagement directors other than the nonexecutive Chairman receive total annual compensation of $110,000. Members of the Audit Committee receive an additional $5,000 per year and the Chair of the Audit Committee receives an additional $50,000 per year. The nonexecutive Chairman receives $270,000 in annual compensation. Generally, no additional fees are paid to directors for attendance at Board and committee meetings. David Crane, our President and Chief Executive Officer, does not receive separate compensation for Board service.

      The Company’s Corporate Governance Guidelines provide that directors must own a meaningful amount of Company stock, as specified in the Company’s director compensation program. Directors are required to retain all stock received as compensation for the duration of their service on the Board, although they may sell shares as necessary to cover tax liability associated with the conversion of deferred stock units. Exceptions to these requirements may be made by the Board under special circumstances.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

      The terms of the four Class I directors will expire at the 2004 Annual Meeting. The Class I directors elected at the 2004 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2007 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company’s executive officers and directors.

      The persons named as proxies intend to vote the proxies for the election of the nominees to the Board. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies will vote your proxy for another candidate or candidates as may be nominated by the Board.

Nominees for Director (Class I Directors)

Ramon Betolaza
Age 34
Governance and Nominating Committee

Mr. Betolaza has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He has been a partner of MatlinPatterson Global Opportunities Partners L.P. (“MatlinPatterson”) since July 2002. Prior to July 2002, Mr. Betolaza was a member of the Distressed Group (the predecessor to MatlinPatterson) of Credit Suisse First Boston Corporation, an investment banking firm, in London, which he joined in 1997. Mr. Betolaza is also a director of Opus Energy LLC and Polymer Group, Inc.

David Crane
Age 45

Mr. Crane has been the President, Chief Executive Officer and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power PLC, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 to December 2002. Mr. Crane was Senior Vice President — Global Power New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, where he was responsible for Lehman Brothers’ global power business in emerging markets, and was Senior Vice President — Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999.

Stephen L. Cropper
Age 54
Governance and Nominating Committee (Chair)
Mr. Cropper has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Cropper spent 25 years with The Williams Companies, an energy company, before retiring in 1998, as President and Chief Executive Officer of Williams Energy Services. Mr. Cropper is a director of Rental Car Finance Corporation, a subsidiary of Dollar Thrifty Automotive Group. He is a director of Berry Petroleum Company, Sun Logistics Partners L.P., and QuikTrip Corporation. Mr. Cropper has also served as a director of Energy Transfer Partners, L.P. (formerly Heritage Propane Partners, L.P.), since April 2000.

Thomas H. Weidemeyer
Age 57
Compensation Committee
Mr. Weidemeyer has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Until his retirement in December 2003, Mr. Weidemeyer served as Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company, since January 2001, and President of UPS Airlines since June 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer became Manager of the Air Group and a member of the Management Committee that same year, and he became Chief Operating Officer of United Parcel Service, Inc. in 2001.

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies solicited by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

Directors Continuing in Office

      Information regarding NRG’s directors continuing in office is provided below.

Class II Directors (Terms expire in 2005)
Lawrence S. Coben
Age 46
Compensation Committee

Mr. Coben has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He is Chairman and CEO of Tremisis Energy Acquisition Corporation. From January 2001 to January 2004, he was a Senior Principal of Sunrise Capital Partners, a private equity firm. From 1997 to 2001, Mr. Coben was an independent consultant. From 1994 to 1996, Mr. Coben was Chief Executive Officer of Bolivian Power Company. Mr. Coben is also a director of Prisma Energy.

Frank S. Plimpton
Age 50

Mr. Plimpton has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He has been a partner of MatlinPatterson since July 2002. Prior to July 2002, Mr. Plimpton was a member of the Distressed Group (the predecessor to MatlinPatterson) of Credit Suisse First Boston Corporation (“CSFB”), an investment banking firm, which he joined in April 1998. Before joining CSFB, Mr. Plimpton held several positions as an investment manager for distressed situations, including Senior Vice President at Wexford Management LLC from 1996 to 1998, consultant to Pegasus Financial LLC from 1995 to 1996, and Director of Research at Smith Managements Company from 1991 to 1995. Mr. Plimpton also held positions as an investment banker specializing in reorganizations, mergers, and acquisitions, including Vice President at Salomon Brothers Inc. from 1989 to 1990 and First Vice President at PaineWebber Inc. from 1984 to 1989. Mr. Plimpton also practiced bankruptcy law for three years at Milbank, Tweed, Hadley & McCloy from 1981 to 1984. Mr. Plimpton is also a director of Oxford Automotive.

Herbert H. Tate
Age 51
Governance and Nominating Committee

Mr. Tate has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He has been Of Counsel of Wolf & Samson P.C., a law firm, since September 2002. Mr. Tate was Research Professor of Energy Policy Studies at the New Jersey Institute of Technology from April 2001 to September 2002 and President of New Jersey Board of Public Utilities from 1994 to March 2001. Mr. Tate is also a director of IDT Solutions and Winstar Telecommunications.

Walter R. Young
Age 59
Audit Committee

Mr. Young has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Young was Chairman, Chief Executive Officer and President of Champion Enterprises, Inc., an assembler and manufacturer of manufactured homes, from May 1990 to June 2003. Mr. Young has held senior management positions with The Henley Group, The Budd Company, and BFGoodrich.

Class III Directors (Terms expire in 2006)
John F. Chlebowski
Age 58
Audit Committee (Chair)

Mr. Chlebowski has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. Mr. Chlebowski has served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, since March 2000. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. Prior to that, he was employed by GATX Terminals Corporation, a subsidiary of GATX Corporation, as President and Chief Executive Officer from 1994 until 1997. Mr. Chlebowski is a director of Laidlaw International Inc., PRP-GP LLC, and SpectraSite, Inc.

Howard E. Cosgrove
Age 61
Chairman of Board, Member of Audit Committee

Mr. Cosgrove has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization, and Chairman of the Board since December 2003. He was Chairman and Chief Executive Officer of Conectiv and its predecessor Delmarva Power and Light from December 1992 to August 2002. Prior to December 1992, Mr. Cosgrove held various positions with Delmarva Power and Light including Chief Operating Officer and Chief Financial Officer. Mr. Cosgrove serves as Chairman of the Board of Trustees at the University of Delaware, and he also serves on the board of Henlopen Mutual Fund.

Mark R. Patterson
Age 52
Compensation Committee (Chair)

Mr. Patterson has been a director of NRG since December 2003, pursuant to the NRG plan of reorganization. He has served as the Chairman of MatlinPatterson since July 2002. Prior to July 2002, Mr. Patterson served as Vice Chairman of Credit Suisse First Boston Corporation, an investment banking firm, which he joined in March 1994. Mr. Patterson was Managing Director at BT Securities from 1990 to 1994, serving as head of Leveraged Finance. Mr. Patterson was a partner at Scully Brothers & Foss L.P., an investment advisory boutique, from 1988 to 1990, Director at Salomon Brothers Inc., an investment banking firm, from 1983 to 1988, and Vice President at Bankers Trust Company from 1977 to 1983, primarily focused on the leveraged finance, capital markets, and private equity businesses. Mr. Patterson is also a director of Oxford Automotive and Eon Labs, Inc.

PROPOSAL NO. 2

APPROVAL OF THE LONG-TERM INCENTIVE PLAN

Introduction

      As part of the Company’s emergence from bankruptcy, the Board approved and recommended for submission to the stockholders for their adoption the NRG Energy, Inc. Long-Term Incentive Plan (the “Plan”). The approval by an affirmative vote of the holders of a majority of the shares of NRG common stock present, in person or by proxy and entitled to vote on this proposal at the 2004 Annual Meeting is required for adoption.

      The Plan is intended to promote the long-term growth and profitability of the Company and its subsidiaries by providing certain directors, officers, and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company, and enabling the Company to attract, retain, and reward the best available persons for positions of responsibility.

      The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the complete text of the Plan attached to this proxy statement as Appendix B.

Stock Subject to the Plan

      The Plan provides for the grant of tax-qualified incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and deferred stock units (collectively, the “Awards”). 4,000,000 shares of NRG common stock, par value $0.01 per share, have been reserved for issuance under the Plan. This stock may be either authorized and unissued shares or treasury shares held by the Company. If any Award granted under the Plan expires, becomes unexercisable, is forfeited, terminates without being exercised, or is tendered or withheld in payment of the exercise price of or the taxes related to an Award, the shares of NRG common stock subject to that Award will be available for future grants under the Plan.

      In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of common stock of the Company, the Compensation Committee will equitably adjust the number and kind of shares or other property available for issuance under the Plan, the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding options and stock appreciation rights. In the event of a merger, consolidation, or other reorganization where the Company is not the surviving or continuing entity, all outstanding Awards will be either assumed by the surviving or continuing entity or cancelled in exchange for cash or other property.

      The aggregate number of shares of NRG common stock granted as stock options under the Plan during any calendar year to any one participant may not exceed 1,000,000 shares. Likewise, a participant may not be granted stock appreciation rights with respect to more than 1,000,000 shares of NRG common stock during a calendar year. In addition, the fair market value of stock options (determined at the date of grant) that will first become exercisable during any one calendar year that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) may not exceed $100,000.

      The market value of a share of NRG’s common stock based on the closing price on the New York Stock Exchange on July 6, 2004, was $25.46.

Administration

      The Plan will be administered by the Compensation Committee, which is composed of nonemployee members of the Board. Subject to the provisions of the Plan, the Compensation Committee has the power and authority to:

•	select persons to participate in the Plan;

•	determine the form and substance of Awards granted under the Plan, and the conditions and restrictions, if any, on which Awards will be granted;

•	determine the form and substance of the grant agreements that will reflect the terms and conditions of each Award granted under the Plan;

•	certify that the conditions and restrictions applicable to any Award have been met;

•	modify the terms of Awards granted under the Plan;

•	interpret the terms of the Plan and Award grant agreements;

•	determine the duration and purposes for leaves of absence which may be granted to a Plan participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;

•	make any necessary or desirable adjustments to Awards granted to participants located outside the United States;

•	adopt, amend, or rescind rules and regulations for the administration of the Plan, correct any defect or supply any omission, reconcile any inconsistency in the Plan or in any Award grant agreement, and make all other determinations for carrying out the Plan as the Compensation Committee deems appropriate; and

•	exercise all other powers and do all things that the Compensation Committee determines are necessary or advisable to promote the best interests of the Company with respect to the Plan.

      All decisions, determinations, and interpretations by the Compensation Committee regarding the Plan are final and binding on all participants and beneficiaries, unless an arbitration or other dispute resolution procedure is expressly provided in the applicable Award grant agreement. In addition, members of the Compensation Committee and the Company’s officers will not be liable for any acts or omissions in connection with the performance of their duties under the Plan, except in the case of the person’s own willful misconduct or as expressly provided by statute.

Eligibility

      All directors, officers, and employees of the Company, and individuals performing services for the Company, including directors, officers, employees, and individuals located outside of the United States, are generally eligible to participate in the Plan. As of July 6, 2004, there were approximately 1,150 directors, officers, employees, and other individuals eligible to participate in the Plan. The Compensation Committee, however, will determine which eligible individuals will participate in the Plan.

      Awards may be granted to eligible individuals in the amounts, at the times during the term of the Plan, and according to the terms and conditions as the Compensation Committee determines. Determinations made by the Compensation Committee under the Plan need not be uniform and may be made selectively among eligible individuals, whether or not they are similarly situated. A grant of any type of Award under the Plan in any one year to an eligible individual will not guarantee or preclude a further grant of that or any other type of Award to the individual in that year or subsequent years.

Terms and Conditions of Options

      All options granted under the Plan, whether they are intended to qualify as incentive stock options under Code Section 422 or not, will be subject to the following terms and conditions:

•	the option price per share, the number of shares subject to an option, the date on which the option will become exercisable, and the option’s terms and conditions will be determined by the Compensation Committee at the date of grant in its sole discretion. In no event, however, will the exercise price be less than 100 percent of the closing selling price (or bid price) of NRG common stock on the New York Stock Exchange (or other stock exchange on which the stock is listed) on the date the option is granted (the stock’s “Fair Market Value” for purposes of the Plan). If an option is granted to an employee that owns more than 10 percent of the total combined voting power of all classes of Company stock on the date of grant (a “10 Percent Stockholder”) is intended to qualify as an incentive stock option, the exercise price will equal at least 110 percent of the Fair Market Value of NRG common stock on the date of grant;

•	prior to exercise, participants will not have any rights as stockholders with respect to any shares of NRG common stock covered by an option;

•	in no event will any option be exercisable more than 10 years after the date the option is granted; provided that if an option granted to a 10 Percent Stockholder is intended to qualify as an incentive stock option, the option will not be exercisable more than five years from the grant date; and

•	unless otherwise determined by the Compensation Committee, participants may exercise any vested options by paying the exercise price either in cash, unrestricted shares of NRG common stock owned for at least six months, any cashless exercise procedures approved by the Compensation Committee, or any combination of the foregoing.

Terms and Conditions of Stock Appreciation Rights

      The Compensation Committee may grant stock appreciation rights (“SARs”), either alone or in tandem with options. SARs granted in connection with options may be granted either at the same time as the related option or thereafter with respect to any outstanding options. Unless determined otherwise by the Compensation Committee, the following terms and conditions apply to SARs granted under the Plan:

•	the exercise price of each SAR will equal or exceed the Fair Market Value of one share of NRG common stock on the date of grant;

•	prior to exercise, a participant will not have any rights as a stockholder with respect to the shares of NRG common stock underlying a SAR (including dividend and voting rights);

•	SARs granted in tandem with options will be exercisable only when, to the extent, and on the conditions that the related option is exercisable;

•	all SARs will be exercised automatically on the day immediately prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, as long as the Fair Market Value of one share of NRG common stock on that date exceeds the exercise price of the SAR or any related option; and

•	upon the exercise of a SAR, a participant will be entitled to a payment equal to the difference between the Fair Market Value of one share of NRG common stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of shares for which the SAR is exercised. The Compensation Committee will decide whether SARs will be paid out in shares of NRG common stock, or other property or securities of the Company.

Terms and Conditions of Restricted Stock and Restricted Stock Units

      The Compensation Committee may grant shares of NRG common stock or rights to acquire shares of NRG common stock (which are referred to as “restricted stock units”) in the amounts and at the time determined by the Compensation Committee, and the stock or stock units will be subject to restrictions and forfeiture prior to becoming freely transferable by the participant. Each grant of restricted stock and restricted stock units will be evidenced by a written grant agreement that will specify the applicable terms, conditions, and restrictions, and the duration of the restrictions (which will be at least six months except as otherwise determined by the Compensation Committee).

      Unless determined otherwise by the Compensation Committee, the following terms and conditions apply to restricted stock granted under the Plan:

•	a participant will be required to pay the Company the aggregate par value for the shares of restricted stock within 10 days of the date of grant, unless the shares are held by the Company as treasury shares; and

•	during the restricted period a participant will have all of the rights of a holder of NRG common stock, including the rights to receive dividends and vote. Any stock or other securities received as a distribution with respect to restricted stock will be subject to the same restrictions that apply to the shares of restricted stock.

      Unless determined otherwise by the Compensation Committee, the following terms and conditions will apply to restricted stock units granted under the Plan:

•	a participant may or may not be required to pay for the grant of restricted stock units;

•	on the date the restricted stock units become fully vested and nonforfeitable, a participant will receive, upon payment to the Company of the aggregate par value, shares of NRG common stock underlying the fully vested restricted stock units. For purposes of the Plan, one restricted stock unit equals one share of NRG common stock;

•	during the period of restriction the participant will not have any rights as a Company stockholder. However, when the restricted period ends and the participant vests, he or she will have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of NRG common stock underlying each restricted stock unit; and

•	a participant may elect at least six months prior to the date restricted stock units vest to defer receipt of the shares of NRG common stock that would otherwise be payable when the units vest.

Terms and Conditions of Performance Awards

      The Compensation Committee may grant performance awards under the Plan, under which a participant may become entitled to receive an amount based on the satisfaction of certain performance criteria over the period determined by the Compensation Committee in its sole discretion. Performance awards may include:

•	specific dollar-value target awards;

•	performance units, the value of which is determined by the Compensation Committee at the time of issuance; and/or

•	performance shares, the value of which will be based on the Fair Market Value of NRG common stock.

      Subject to the special rules that apply to performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code as described below, the following terms and conditions apply to performance awards granted under the Plan:

•	the value of each performance award may be fixed or it may fluctuate based on a performance factor (e.g., return on equity) selected by the Compensation Committee;

•	except as provided under the heading “Termination of Employment” below, a participant must be a director, officer, or employee of, or otherwise perform services for, the Company or its subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award;

•	the Compensation Committee will establish performance goals and objectives for each performance cycle based on the criteria and objective selected by the Compensation Committee, which may include the performance of a participant, the Company, or its subsidiaries or divisions;

•	the Compensation Committee may adjust the performance goals and objectives during a performance period, and it will determine the extent to which the performance goals have been met;

•	performance awards may be paid in shares of NRG common stock or other property or securities of the Company as the Compensation Committee may determine; and

•	the Compensation Committee may not grant performance awards to any one participant in any one calendar year that have an aggregate fair market value greater than 1,000,000 shares of NRG common stock determined on the date of grant or, if greater, the date the award is paid.

Terms and Conditions of Deferred Stock Units

      The Compensation Committee may grant deferred stock units to participants from time to time. In addition, the Compensation Committee will grant deferred stock units to participants who elect at least six months prior to the time they will vest and any restrictions will lapse on their Awards to defer delivery of shares of NRG common stock that would otherwise become payable. Each deferred stock unit will equal one share of NRG common stock. At the end of the applicable deferral period, which will be determined by the Compensation Committee (or the participant in the case of a voluntary deferral election), a participant may receive a payment equal to the Fair Market Value of one share of NRG common stock for each deferred stock unit. Unless determined otherwise by the Compensation Committee, the following additional terms and conditions will apply to deferred stock units:

•	during the applicable deferral period, a participant will not have any rights as a NRG stockholder. Once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of NRG common stock underlying each deferred stock unit;

•	if a participant dies during the deferral period, the participant (or his or her beneficiaries) will receive a payment equal to the amount determined as if the applicable deferral period had ended on the date of the participant’s death;

•	if a participant becomes disabled or retires during a deferral period, the participant will receive payment for his or her deferred stock units at the end of the applicable deferral period;

•	if a participant’s employment or service for the Company ends for any other reason during the deferral period, the participant will forfeit any unvested deferred stock units; and

•	if the Company undergoes a change in control during the deferral period (as defined below), the participant will receive a payment equal to the amount determined as if the applicable deferral period ended on the date of the change in control.

Termination of Employment

      Unless the Compensation Committee determines otherwise and except as provided above for deferred stock units, if a participant’s employment terminates, or he or she ceases to be a director or otherwise perform services for the Company, the following terms and conditions will apply to the participant’s outstanding Awards:

•	Death. All outstanding Awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for one year from the date of death, or until the Award expires if earlier.

•	Disability. All of the participant’s Awards that are vested and exercisable on the date he or she becomes disabled will remain exercisable, if applicable, for one year from the date of disability, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of disability will be forfeited.

•	Retirement. All of the participant’s Awards that are vested and exercisable on his or her retirement date will remain exercisable, if applicable, for two years from the retirement date, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of retirement will be forfeited; provided that if a director retires, all of his or her unvested Awards will immediately vest and be exercisable for two years after the retirement date, or until the Awards expire if earlier.

      For purposes of the Plan, unless determined otherwise by the Compensation Committee, a participant will be considered to have retired if he or she terminates employment or service for the Company after meeting the following applicable requirements:

•	Directors. Completes at least five years of Board service.

•	All Other Participants. Completes at least 10 years of service and attains at least age 55.

•	Termination for Cause. If a participant’s employment or service for NRG is terminated for cause, all Awards granted under the Plan will be immediately forfeited regardless of whether or not they are vested and/or exercisable.

      For purposes of the Plan, the term “cause” means any one or more of the following events unless determined otherwise by the Compensation Committee:

•	conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a subsidiary;

•	conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise;

•	willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company;

•	breach of duty of loyalty to the Company or a subsidiary or other act of fraud or dishonesty with respect to the Company or a subsidiary; or

•	violation of the Company’s code of conduct.

•	All Other Terminations. All of the participant’s Awards that are vested and exercisable will remain exercisable, if applicable, for 90 days from the date of termination, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of termination will be forfeited.

Change in Control

      Unless determined otherwise by the Compensation Committee, all outstanding Awards will become fully vested and exercisable until the Awards otherwise expire if the Company undergoes a change in control. For purposes of the Plan, a change in control is deemed to occur in any one of the following events:

•	Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Securities Exchange Act of 1934 or any successors thereto (“Exchange Act”)) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50 percent or more of the Company’s capital stock entitled to vote in the election of directors;

•	Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger, or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

•	The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

•	Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company.

      If a change in control occurs as a result of a Business Combination described in the last bullet point above, then the Compensation Committee may:

•	cancel any or all outstanding options under the Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or

•	if the amount that would have been payable to the option holders pursuant to the transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price of their options, cancel the options for no consideration or payment of any kind.

      Payments in exchange for options as described above may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

Dividends and Dividend Equivalents

      The Compensation Committee may grant Awards that provide participants with the right to receive dividend payments or dividend equivalent payments on the NRG common stock subject to the Award, whether or not the Award has been exercised or is vested.

Transferability

      Unless determined otherwise by the Compensation Committee:

•	no Award granted under the Plan will be transferable by a participant other than by will or the laws of descent and distribution, or to a participant’s family member by gift or pursuant to a qualified domestic relations order as defined by the Code; and

•	an option, SAR, or performance award generally may be exercised only by the optionee or grantee thereof, or by his or her family member in certain limited circumstances.

Duration and Amendment of the Plan

      No Awards will be granted pursuant to the Plan after December 5, 2013, which is 10 years after the date the Plan was approved in connection with the Company’s emergence from bankruptcy. The Board or the Compensation Committee, without approval of the stockholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if:

•	stockholder approval is required by applicable law or regulations, including the listing requirements of the principal stock exchange or national market on which the Company’s common stock is then listed;

•	the amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to stockholder approval; or

•	the amendment would directly or indirectly increase the Plan’s share limits described under the heading “Stock Subject to the Plan” above.

      The Compensation Committee may amend the terms of any outstanding Award under the Plan in any manner that it deems appropriate, except that:

•	no amendment may adversely affect in a material manner any right of a participant under an Award without his or her written consent, except as otherwise expressly permitted in the Plan, and

•	the Compensation Committee may not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company.

Plan Benefits

      Since the Plan was established, the following Awards have been granted under the Plan:

Name/Group & Title	Stock Options	Restricted Stock Units

David Crane	632,751	173,394
President and Chief Executive Officer

Scott J. Davido	27,000	7,500
Executive Vice President and Regional President,
Northeast Region

Ershel C. Redd Jr.	27,000	7,500
Executive Vice President, Commercial Operations and
Regional President, Western Region

John P. Brewster	27,000	7,500
Executive Vice President, Corporate Operations and
Regional President, South Central Region

George P. Schaefer	16,000	4,400
Vice President & Treasurer
All current executive officers as a group	867,751	238,194
All current directors who are not executive officers as a group	—	—
Each nominee for election as a director	632,751	173,394
Each other person who has received or is to receive 5 percent or more of the Awards under the Plan	—	—
All other employees as a group	72,000	586,800

      The Awards that will be granted or paid under the Plan following the stockholders’ approval of the Plan are not currently determinable.

Federal Income Tax Consequences of Awards

      The following discussion of the Plan’s federal income tax consequences is a summary of applicable federal law as currently in effect. State, local, and foreign tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the Plan or of Awards under the Plan. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues. All persons who receive Awards under the Plan should consult their own tax advisors with respect to the tax rules applicable to them.

      Nonqualified Stock Options. A participant will not have taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified option, the participant will recognize ordinary income equal to the difference between (a) the Fair Market Value of one share of NRG common stock on the day the option is exercised and (b) the option price of one share, times the number of shares exercised. The Company will be entitled to a tax deduction at the same time and in the same amount.

      The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long-term capital gains if the shares are held for more than one year.

      Incentive Stock Options. Neither the grant nor exercise of an incentive stock option under the Plan is taxable to the participant receiving the option. If the participant holds the stock purchased upon exercise of an incentive stock option for at least one year after exercising the option and at least two years after the option was granted, his or her later sale of the stock will produce long-term capital gain or loss, and the Company will not be entitled to any tax deduction. However, if the employee disposes of the stock before these holding periods have elapsed (a “disqualifying disposition”), he or she will generally be taxed at ordinary income rates on the excess of the fair market value of the stock when the option was exercised over the option exercise price (or, if less, the amount realized in the case of an arm’s length disqualifying disposition to an unrelated third party), and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss depending on the holding period of the shares. If shares acquired pursuant to the exercise of an incentive option are surrendered to the Company upon exercise of an incentive option and if the shares have not been held for the requisite one and two-year periods, the surrender will be treated as a disqualifying disposition.

      Stock Appreciation Rights (SARs). The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the fair market value of any shares or property received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Restricted Stock. The grant of restricted stock is not a taxable event for a participant. When the restricted stock vests, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of the expiration over the purchase price of the shares. The participant may, however, elect within 30 days after the date of grant under Section 83(b) of the Code to recognize ordinary income on the date of grant in an amount equal to the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on the shares. If and when the participant recognizes ordinary income attributable to the restricted stock, the Company will generally be entitled to a deduction equal to the amount of the ordinary income.

      Restricted Stock Units. The grant of restricted stock units is not a taxable event for a participant. When the restricted stock units vest, the participant will recognize ordinary income in an amount equal to the fair market value of the restricted stock units on the vesting date (i.e., the value of property or the Company’s common stock received in exchange for the units). If a participant timely elects to defer receipt of NRG common stock before his or her restricted stock units vest, the rules applicable to deferred stock units discussed below should apply. If and when the participant recognizes ordinary income attributable to the restricted stock units, the Company will generally be entitled to a deduction equal to the amount of the ordinary income.

      Performance Awards. A participant will not have taxable income upon the grant of a performance award. Rather, taxation will be postponed until the performance award becomes payable. At that time, the participant will recognize ordinary income generally equal to the amount payable, and the Company will generally be entitled to a deduction equal to the same amount.

      Deferred Stock Units. A participant will generally not have taxable income and the Company will not be entitled to a deduction upon the grant of a deferred stock unit, which is granted at the Committee’s election. Rather, taxation will be postponed until the deferred stock unit becomes payable, which will be at the end of the applicable deferral period. At that time, the participant will recognize ordinary income equal to the fair market value of the shares or property then payable. Any dividend equivalents on the stock units will be taxed to the participant as ordinary income when paid. The Company will generally be entitled to a tax deduction at the same time a participant is taxed and for the same amount.

      To the extent a participant irrevocably elects to defer the receipt of the shares issuable upon the exercise of an Award or the lapse of restrictions on an Award at least six months prior to the applicable exercise or vesting date, the election should not be taxable. Rather, taxation should be postponed until the deferred amount becomes payable. At that time, the participant will recognize ordinary income and the Company will be entitled to a deduction equal to the value of the amount then payable. The tax law is not settled with respect to deferrals, and there is no guarantee that the Internal Revenue Service will not seek to challenge this treatment, or how a court might rule.

      Excess Parachute Payment. The Plan’s terms provide for accelerated vesting or payment of an Award in connection with a change in control of the Company. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to the Awards may constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to those provisions, an employee will be subject to a 20 percent excise tax on any “excess parachute payment,” and the Company will not be permitted to take a deduction for the excess parachute payment.

      Section 162(m). For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of the year who are among the four highest compensated officers (other than the Chief Executive Officer of the Company) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for the year to $1,000,000 for each individual, except to the extent that the compensation qualifies as “performance-based compensation.”

      All stock options and SARs are designed to be performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant of performance awards, the Compensation Committee will determine the extent to which the grant is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code.

      The performance criteria for any performance award that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code will be any one or more of the following performance criteria, either individually, alternatively, or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination:

•	return on equity

•	earnings per share

•	return on gross or net assets

•	return on gross or net revenue

•	pre- or after-tax net income

•	earnings before interest, taxes, depreciation, and amortization

•	operating income

•	revenue growth

      The Compensation Committee will set the applicable performance goals under one or more of the performance criteria set forth above, and will certify the extent to which the goals have been met.

The Board recommends a vote “FOR” the Long-Term Incentive Plan. Proxies solicited by the Board will be voted “FOR” the plan unless a contrary vote is specified.

PROPOSAL NO. 3

APPROVAL OF THE ANNUAL INCENTIVE PLAN FOR DESIGNATED CORPORATE OFFICERS

      The Board has adopted, subject to stockholder approval, the Annual Incentive Plan for Designated Corporate Officers (the “Annual Incentive Plan”). The Board believes that the Annual Incentive Plan will enhance the Company’s ability to attract and retain individuals of exceptional managerial talent and enable the Company to pay competitive compensation without necessarily losing any tax deductions available for the compensation. In order for compensation in excess of $1,000,000 paid in any year to NRG’s Chief Executive Officer or any of the Company’s four other most highly compensated executive officers named in the proxy statement (collectively, the “Covered Executives”) to be deductible by the Company, it must qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. NRG intends for awards under the Annual Incentive Plan to Covered Executives to qualify for the performance-based compensation exception to Section 162(m). However, there can be no assurance that the awards will satisfy the requirements for deductibility under Section 162(m).

      The following is a summary of the material features of the Annual Incentive Plan, which is qualified in its entirety by reference to the complete text of the plan attached to this proxy statement as Appendix C.

Description of the Annual Incentive Plan

      Eligible Participants. NRG’s President and Chief Executive Officer and any other officers of the Company or its affiliates selected by the Compensation Committee on or before the 90th day of a performance period are eligible to participate in the Annual Incentive Plan. Approximately eight employees are currently eligible to be selected by the Compensation Committee to participate in the Annual Incentive Plan.

      Awards Under the Plan. The Compensation Committee will establish target award levels and performance goals for each performance period, which will be used as the basis for granting awards under the Annual Incentive Plan. The Annual Incentive Plan’s performance periods are 12 consecutive months long, and they coincide with the Company’s fiscal year. The Compensation Committee will base the performance goals for a performance period on any one or more of the following performance criteria, which will be computed in accordance with Generally Accepted Accounting Principles when appropriate:

•	Consolidated pre-tax earnings;

•	Net revenues;

•	Net earnings;

•	Operating income;

•	Earnings before interest and taxes;

•	Earnings before interest, taxes, depreciation, and amortization;

•	Cash flow;

•	Return on equity;

•	Return on net assets employed;

•	Earnings per share;

•	Fleet in-market availability;

•	Safety criteria;

•	Environmental criteria.

The Committee may also make other awards using other quantifiable financial goals or quantifiable non-financial strategic operational measures.

      The Compensation Committee is responsible for administering the Annual Incentive Plan. No later than the 90th day of each performance period, the Compensation Committee will establish the performance goals under the performance criteria listed above for the period. Following the end of each performance period and prior to any award being paid, the Compensation Committee will certify whether or not and the extent to which the performance goals have been met.

      The Compensation Committee retains the discretion to reduce or eliminate awards that are otherwise payable under the Annual Incentive Plan. In addition, in no event will an award be paid if the performance goals set by the Compensation Committee at the beginning of the applicable performance period are not met.

      Since awards payable under the Annual Incentive Plan are dependent on the Company’s financial and business performance, the awards are currently not determinable.

      Award Limitations. No awards will be paid under the Annual Incentive Plan until it is approved by the stockholders. In addition, no participant will receive an award for any performance period that exceeds $5,000,000.

      Amendment, Term and Termination. The Compensation Committee may amend the Annual Incentive Plan prospectively at any time for any reason without giving advance notice. In addition, the Compensation Committee may terminate or reduce the benefits payable under the Annual Incentive Plan with respect to both individuals receiving benefits and those who may receive benefits in the future.

      Unless terminated earlier by the Compensation Committee, the Plan will automatically terminate on January 1, 2014.

The Board recommends a vote “FOR” the Annual Incentive Plan. Proxies solicited by the Board will be voted “FOR” the plan unless a contrary vote is specified.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee appointed the firm of KPMG LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2004. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

      The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm, effective immediately, on May 24, 2004. Prior to hiring KPMG LLP, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP. As discussed under “Change of Independent Registered Public Accounting Firm” below, on April 27, 2004, the Audit Committee was notified by PricewaterhouseCoopers LLP that it would decline to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004, although PricewaterhouseCoopers LLP agreed to complete its review of the Company’s Form 10-Q for the quarter ended March 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to attend the

Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted “FOR” ratification unless a contrary vote is specified.

COMMON STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,

AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning beneficial ownership of the Company’s common stock as of July 6, 2004, for: (a) each director and the nominees for director; (b) named executive officers set forth in the Summary Compensation Table; (c) the directors and named executive officers as a group; and (d) each person known to the Company to own more than 5 percent of the Company’s common stock, except that the information for MatlinPatterson Global Opportunities Partners L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P., and the information in the “Common Stock” column for Mark R. Patterson (other than as noted in footnote four) is based on the Schedule 13D/A dated January 5, 2004. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

      Except as noted below, the address of the beneficial owners is NRG Energy, Inc., 901 Marquette Avenue, Suite 2300, Minneapolis, MN 55402.

	Percent of			Deferred Stock
Name of Beneficial Owner	Class	Common Stock(1)		Units(1)	Total

David Crane		2,500		0	2,500
Scott J. Davido		0		0	0
Ershel C. Redd Jr.		2,000		0	2,000
John P. Brewster		0		0	0
George P. Schaefer	*	1,000		0	1,000
Howard E. Cosgrove	*	25,020	(2)	0	25,020
John F. Chlebowski	*	9,458	(3)	0	9,458
Walter R. Young	*	16,798		0	16,798
Mark R. Patterson	21.5%	21,516,338	(4)(5)	0	21,516,338
Thomas H. Weidemeyer	*	7,503	(6)	0	7,503
Lawrence S. Coben	*	11,294	(3)	0	11,294
Stephen L. Cropper	*	6,503	(3)	0	6,503
Ramon Betolaza(7)	*	11,294	(5)	0	11,294
Herbert H. Tate	*	0		6,503 (8)	6,503
Frank S. Plimpton(7)	*	11,294	(5)	0	11,294
All Directors and Executive Officers	21.6%	21,621,002		6,503	21,627,505
MatlinPatterson Global Opportunities Partners L.P.	15.9%	15,947,947	(9)		15,947,947
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue
New York, NY 10022
MatlinPatterson Global Opportunities Partners (Bermuda) L.P.	5.6%	5,557,097	(10)		5,557,097
c/o MatlinPatterson Global Advisers LLC
520 Madison Avenue
New York, NY 10022

*	Less than one percent of outstanding common stock.

(1)	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or investment power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. Unless otherwise indicated, each person or entity has sole investment and voting power (or such person shares such powers with his or her spouse) with respect to the shares set forth in the table above.

(2)	Includes 20,020 deferred stock units payable in the event Mr. Cosgrove ceases to be a member of the Board.

(3)	Represents deferred stock units payable in the event the director ceases to be a member of the Board.

(4)	Includes 11,294 deferred stock units granted in March 2004 that are payable in the event Mr. Patterson ceases to be a member of the Board. Mr. Patterson is the holder of membership interests in MatlinPatterson LLC, the ultimate parent of MatlinPatterson Global Partners LLC, and MatlinPatterson Global Advisers LLC, which in turn are the general partner and the investment adviser respectively, of MatlinPatterson Global Opportunities Partners L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. (collectively, the “MatlinPatterson Funds”). By reason of such relationship, Mr. Patterson may be deemed to share voting and dispositive power over the 21,505,044 shares beneficially owned by the MatlinPatterson Funds.

(5)	Each of these directors is obligated, under the terms of his employment with MatlinPatterson Global Advisers LLC, to transfer to the MatlinPatterson Funds any stocks or options received as remuneration for serving on a board of directors. Therefore, the MatlinPatterson Funds are the ultimate beneficial owner of any shares resulting from the deferred stock units. The directors do not have the authority to exercise voting or investment power with respect to these shares, except as provided for in footnote four above.

(6)	Includes 1,000 shares of common stock, and 6,503 deferred stock units payable in the event Mr. Weidemeyer ceases to be a member of the Board.

(7)	The director does not directly own any common stock in the Company, but is rather an employee of MatlinPatterson Global Advisers LLC, the investment adviser of the MatlinPatterson Funds. However, this director does have a pecuniary interest in shares of common stock beneficially owned by the MatlinPatterson Funds because he holds an indirect interest in the Special Limited Partner of the MatlinPatterson Funds, the limited partnership through which he has an indirect investment interest and a carried interest in the MatlinPatterson Funds’ investments, including the investment in NRG. The exact pecuniary interest therein is not readily determinable because it is subject to several variables, including without limitation, the internal rates of return of each of the MatlinPatterson Funds overall and with respect to their investments in the Company. Such director is not deemed to have voting or investment power with respect to these shares.

(8)	Represents deferred stock units payable to Mr. Tate on the following schedule: (a) 17% (1,103 units) on January 1, 2005; (b) 25% (1,625 units) on January 1, 2006; (c) 25% (1,625 units) on January 1, 2007; (d) 25% (1,625 units) on January 1, 2008; and (e) 8% (525 units) on January 1, 2009.

(9)	MatlinPatterson Global Opportunities Partners L.P. has shared voting and investment power with respect to these shares.

(10)	MatlinPatterson Global Opportunities Partners (Bermuda) L.P. has shared voting and investment power with respect to these shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports regarding their ownership and changes in ownership of our stock. Based on a review of these reports and the written representations of its directors and executive officers, NRG believes that during 2003, its directors and executive officers complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain compensation information for the Chief Executive Officer and the four other executive officers of NRG who, based on their salary and bonus compensation, were the most highly compensated for 2003 (the “Named Executive Officers”). All information set forth in this table reflects compensation earned by these individuals for services in 2003, as well as their compensation in 2002 and 2001.

							Long Term Compensation

							Awards		Payouts

		Annual Compensation						Securities
							Restricted	Underlying
						Other Annual	Stock	Options/	LTIP	All Other
		Salary(1)		Bonus		Compensation	Award(s)	SARs	Payouts	Compensation
Name and Principal Position	Year	($)		($)		($)	($)	(#)	($)	($)

(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)
David Crane	2003	33,654	(1)	1,750,000	(2)	0	4,166,658 (3)	632,751	0	8,000	(4)
President and Chief Executive Officer

Scott J. Davido	2003	376,149		905,000	(6)	0	0	0	0	0
Executive Vice President and Regional President, Northeast Region	2002	68,269	(5)	0		0	0	0	0	0

Ershel C. Redd Jr.	2003	225,958		188,000	(8)	0	0	0	0	6,705	(4)
Executive Vice President, Commercial Operations and Regional President, Western Region	2002	51,670	(7)	0		0	0	0	0	0

John P. Brewster	2003	192,305		160,000	(8)	0	0	0	0	5,968	(4)
Executive Vice President,	2002	189,503		0		0	0	0	0	11,253	(4)
Corporate Operations and Regional President, South Central Region	2001	155,317		102,552		0	0	0	0	4,660	(4)

George P. Schaefer	2003	178,615		144,000	(8)	0	0	0	0	7,934	(4)
Vice President & Treasurer

(1)	Represents partial year earnings; hired December 1, 2003.

(2)	Hiring bonus.

(3)	Represents value of 173,394 restricted stock units. The number and value of the aggregate restricted stock units held as of December 31, 2003, was 173,394 and $3,797,328, respectively. The restricted stock units vest on December 1, 2006. Accumulated dividends with respect to the common stock underlying the restricted stock units will be paid at the end of the vesting period, unless the restricted stock units are converted into deferred stock units, in which case the accumulated dividends will be paid at the time of conversion.

(4)	Represents 401(k) matching contributions paid by NRG on behalf of the Named Executive Officers.

(5)	Represents partial year earnings; hired October 7, 2002.

(6)	Restructuring bonuses and relocation bonus.

(7) Represents partial year earnings; hired October 16, 2002.

(8) Retention bonus.

Option Grants in Last Fiscal Year

      The following table shows all options to acquire shares of NRG common stock granted in 2003 to the Named Executive Officers. Mr. Crane was the only executive officer who received options in 2003.

	Individual Grants				Potential Realizable Value at
Assumed Annual Rates of Stock
		Percent of Total			Price Appreciation for Option
	Number of Securities	Options Granted	Exercise or		Term
	Underlying Options	to Employees in	Base Price
Name	Granted(#)	Fiscal Year	($/Sh)	Expiration Date	5% ($) (1)	10% ($) (1)

(a)	(b)	(c)	(d)	(e)	(f)	(g)
David Crane	632,751 (2)	78%	$24.03	December 5, 2013	9,562,347	24,232,865
	173,394 (3)	22%	$24.03	December 1, 2006	4,823,427 (4)	5,545,821 (4)

(1)	The hypothetical potential appreciation shown in columns (f) and (g) is required by the SEC rules. The amounts in these columns do not represent either the historical or anticipated future performance of the Company’s common stock level of appreciation.

(2)	Includes 632,571 nonqualified stock options. The options will vest and become exercisable as follows: 33 1/3 percent on December 1, 2004; 33 1/3 percent on December 1, 2005; and 33 1/3 percent on December 1, 2006, subject to acceleration under certain circumstances as set forth in the Grant Agreement by and between the Company and David Crane.

(3)	Includes 173,394 restricted stock units.

(4)	The hypothetical potential appreciation for restricted stock units is based on three years.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information on options exercised during 2003 and the value of unexercised options at the end of 2003 for the Named Executive Officers.

			Number of Securities	Value of Unexercised
	Shares		Underlying	In-The-Money
	Acquired on	Value	Unexercised	Options/SARs at Fiscal
	Exercise	Realized	Options/SARs at	Year-End ($)
Name	(#)	($)	Fiscal Year-End	Exercisable/Unexercisable

(a)	(b)	(c)	(d)	(e)
David Crane	0	$0	632,751	$0/$0

Equity Compensation Plan Information

      The following table provides information regarding common stock authorized for issuance under NRG’s equity compensation plans as of December 31, 2003.

(c)
Number of Securities
	(a)	(b)	Remaining Available
	Number of Securities	Weighted-Average	for Future Issuance
	to be Issued Upon	Exercise Price of	Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(excluding securities
Plan Category	Warrants and Rights	and Rights	reflected in column (a))

	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	—	—	—
Equity Compensation Plans Not Approved by Security Holders	632,751	$24.03	(1) 3,367,249
Total	632,751	$24.03	(1) 3,367,249

(1)	Includes securities issuable pursuant to the Long-Term Incentive Plan that is the subject of Proposal 2 of this proxy statement. Securities available for issuance under the Long-Term Incentive Plan may also be issued as restricted stock and pursuant to other stock-based awards.

Employment Contracts, Termination of Employment, and Change-In-Control Arrangements

      David Crane is party to an employment agreement with the Company dated as of November 10, 2003, that was approved by the bankruptcy court on November 21, 2003. The employment agreement provides that Mr. Crane will serve as President and Chief Executive Officer of NRG until December 1, 2006, unless otherwise terminated pursuant to the terms of the agreement.

      The employment agreement provides for an annual base salary of $875,000 through December 31, 2004. For each one-year period thereafter, Mr. Crane’s base salary will be determined by the Board. In addition to his base salary, Mr. Crane received a one-time signing bonus of $1.75 million upon acceptance of the employment agreement by the bankruptcy court (provided, however, that in the event Mr. Crane leaves NRG within one year of receiving the signing bonus, Mr. Crane must repay a pro rata portion of the signing bonus based on the number of days remaining in such one-year period). In addition, Mr. Crane is entitled to an annual bonus of up to 100 percent of his base salary based upon NRG achieving certain performance criteria as determined by the Board (provided that Mr. Crane will not receive less than 75 percent of his base salary for fiscal year 2004). Further, Mr. Crane may be entitled to an annual “stretch bonus” of up to 50 percent of his base salary upon NRG’s achievement of certain criteria determined by the Board.

      In addition to salary and bonuses, upon emergence from bankruptcy, NRG provided Mr. Crane with a combination of restricted stock and stock options pursuant to our Long-Term Incentive Plan. The aggregate value of such restricted stock and stock options is limited to $12.5 million and shall vest at a time and pursuant to the vesting provisions set forth in separate stock subscription and stock option agreements. Mr. Crane is also entitled to health, welfare and retirement benefits, term life insurance of $7.75 million, five weeks paid vacation, coverage under our director and officer liability insurance coverage, and reimbursement of moving expenses. In addition, NRG has agreed to use reasonable efforts to nominate and cause the election of Mr. Crane to the Board.

      In the event Mr. Crane’s employment with the Company is terminated by the Company “without cause” or by Mr. Crane for “good reason” (including a reduction in his base salary) after the effective date of the NRG plan of reorganization, Mr. Crane will be entitled to two times his base salary (without regard for any reduction in base salary); 50 percent of the target annual bonus (75 percent in 2004), prorated for the number of days he was employed with the Company in the year of termination; immediate vesting of all restricted stock and stock options; continuing medical and dental coverage for six months plus a lump sum payment equal to the cost under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) of family coverage under NRG’s health plans for 18 months; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay, and retirement benefits. In the event Mr. Crane’s employment with NRG is terminated by the Company for cause or by Mr. Crane without good reason, Mr. Crane will be entitled to earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefits, and treatment of restricted stock and stock options in accordance with the terms of the stock subscription and stock option agreements. In the event Mr. Crane’s employment with NRG is terminated due to his death or disability, Mr. Crane (or his estate) will be entitled to: 50 percent of the target annual bonus (75 percent in 2004), prorated for the number of days he was employed with the Company in the year of termination; pro rata vesting of all restricted stock and stock options; and earned but unpaid base salary, bonuses, deferred compensation, vacation pay and retirement benefits.

      In the event that the payments under Mr. Crane’s employment agreement subject him to an excise tax under Section 4999 of the Code, he will be entitled to a “gross-up payment” so that the net amount received by Mr. Crane after imposition of the excise tax equals the amount he would have received under the employment agreement absent the imposition of the excise tax. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Crane against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

      Under the employment agreement, Mr. Crane agrees not to divulge confidential information or, during and for a period of one year after the termination of the employment agreement, compete with, or solicit the customers or employees of, NRG.

      Each of: (a) Scott J. Davido, Executive Vice President and Regional President, Northeast Region; (b) Ershel C. Redd Jr., Executive Vice President, Commercial Operations and Regional President, Western Region; and (c) John P. Brewster, Executive Vice President, Corporate Operations and Regional President, South Central Region is party to a substantially similar letter agreement with NRG dated as of March 5, 2004. Under the respective agreements, Messrs. Davido, Redd, and Brewster are entitled to an annual base salary of $300,000 and are eligible to participate in NRG’s Annual Incentive Plan and NRG’s Long-Term Incentive Plan. For 2004, the agreements establish the maximum target incentive for annual incentive compensation at 50 percent of base salary and provide an additional stretch incentive opportunity of 25 percent of base salary. Any target incentive payout received will be delivered 50 percent in cash and 50 percent in deferred stock units, and any payout received for obtaining the stretch goal will be delivered 35 percent in cash and 65 percent in deferred stock units. The 2004 grant under the Long-Term Incentive Plan consists of 27,000 nonqualified stock options granted at an exercise price of $19.90 and 7,500 restricted stock units. The options vest in increments of one third beginning on the anniversary date of the grant, and the restricted stock units vest on the third anniversary of the grant date.

      The agreements also provide for a general severance benefit of 1.5 times base salary and a change-in-control benefit equal to 2.99 times base salary plus maximum target annual incentive. The change-in-control benefit is payable upon the occurrence of: (a) both a change in control and the involuntary termination of employment with NRG; or (b) both a change in control and the voluntary termination of employment with NRG for good reason, including diminution of duties. For purposes of calculating the incentive component of the change-in-control benefit, for 2004 the incentive consists of the maximum target, for 2005 it consists of the average maximum target plus the actual 2004 incentive payout, and thereafter is based on a three-year average incentive payout. The agreements also provide for relocation benefits in connection with the relocation from Minnesota to New Jersey of NRG’s corporate headquarters.

      George P. Schaefer, Vice President & Treasurer, is party to a letter agreement with NRG dated as of December 18, 2002, which provides Mr. Schaefer certain severance benefits in the event his employment with NRG is terminated. Specifically, in the event Mr. Schaefer’s employment is terminated without cause or Mr. Schaefer resigns for good reason, he is entitled to a lump sum payment equal to his annual base salary and a lump sum payment for all costs associated with health benefits under COBRA for a period of 12 months.

Retirement Benefits

      The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years under the pension equity program applicable to the Named Executive Officers if paid in the form of a straight life annuity.

Pension Benefit Table for Pension Equity Plan

	Estimated Annual Benefit for Years of Service Indicated:
Average
Compensation	5	10	15	20	25	30

$50,000	$2,300	$4,600	$6,900	$9,200	$11,500	$13,800
$100,000	$4,600	$9,200	$13,800	$18,400	$23,000	$27,600
$150,000	$6,900	$13,800	$20,700	$27,600	$34,500	$41,400
$200,000 and above	$9,200	$18,400	$27,600	$36,800	$46,000	$55,200

      Compensation covered under the pension equity program includes salary, incentive pay, bonuses, and other similar compensation. Covered compensation excludes overtime pay, commissions, benefit contributions, expense allowances, deferred compensation, severance payments, and other payments of similar nature. As of December 31, 2003, the Named Executive Officers have credited service under the pension equity program as follows: (a) David Crane, 0 years; (b) Scott J. Davido, 1.17 years; (c) Ershel C. Redd Jr., 3.42 years; (d) John P. Brewster, 2.08 years; and (e) George P. Schaefer, 1.00 years. The benefits listed in the table above are not subject to any deduction for Social Security or other offset amounts.

Compensation Committee Interlocks and Insider Participation

      None of NRG’s executive officers serves as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity that has one or more of its executive officers who serves as a member of NRG’s Compensation Committee or Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

      The Compensation Committee of the Board of Directors, which consists of three independent directors, was appointed in January 2004, in connection with the Company’s emergence from bankruptcy. While this report comments on 2003 executive compensation matters, the current Compensation Committee did not make any decision or take any actions with respect to the 2003 executive compensation.

2003 Compensation

      In 2003, compensation of the Company’s executive officers consisted of base salary, long-term incentive compensation and retention compensation, and the previously established annual incentive plan for the executive officers was suspended. The competitiveness of the Company’s executive compensation was evaluated based on information obtained in an executive compensation, industry specific, independent power producer survey. Information was also obtained from an independent compensation consultant who provided objective and expert advice in the review of executive compensation plans.

      Base Salary. For the fiscal year 2003, annual base salaries for executive officers were maintained by reviewing median base pay levels for each executive’s position in the independent power producer survey. The base salary recommendations also incorporated the executive officer’s individual performance, the general contributions of the executive officer to overall corporate performance and the level of achievement by the executive officer with respect to specific annual goals. In general, the 2003 base salary levels for executive officers were unchanged. The base salary amounts paid to the executive officers for the fiscal year 2003 are reflected in the salary column of the Summary Compensation Table.

      Long-Term Incentive Compensation. Previously the Company had in place the 2000 Long-Term Incentive Plan. Under the 2000 Plan, the Compensation Committee in place at the time approved a target number of shares for each executive officer, with such targets to be based in part on competitor proxy information and market surveys regarding long-term incentive compensation. The Incentive Plan Subcommittee was responsible for determining and approving stock option grants for the executive officers. Options granted had an exercise price equal to the fair market value of the common stock on the date of grant, and, typically, were exercisable over a four-year period in increments of 25 percent per year. Initial grants included a one-year waiting period prior to the vesting of any portion of the options. In fiscal year 2002, all options previously awarded were converted to Xcel Energy, Inc. shares and are reported on Xcel Energy, Inc.’s financials. Due to the change-in-control provision of the 2000 Plan all options previously awarded under the 2000 Plan became immediately vested and exercisable upon emergence from bankruptcy. For fiscal year 2003 no awards were granted under the 2000 Plan. No future grants are expected to be made under this Plan. As discussed below, the Company intends to make future awards under the Company’s new Long-Term Incentive Plan.

      Retention Compensation. In order to fill the void in senior management that resulted from the terminations of various senior management members in May and August 2002 and to stabilize the business operations as part of the Company’s ongoing restructuring efforts, the Company implemented the Senior Key Employee Retention Plan (“SKERP”) effective March 1, 2003. The SKERP provided that each of the SKERP participants receive a retention incentive payment equal to a certain percentage of their base salary, in a range of 65-80 percent, in three installments. All retention payments under the SKERP were paid in full in fiscal year 2003, and no subsequent payments are expected under this plan.

      Chief Executive Officer Compensation. Effective November 10, 2003, the Company entered into an employment agreement with Mr. Crane. See the section of this proxy statement captioned “Employment Contracts, Termination of Employment, and Change-In-Control Arrangements.” In connection with execution of this agreement Mr. Crane received a one-time signing bonus of $1.75 million. Mr. Crane agrees to reimburse the Company on a pro-rata basis if prior to one year from Mr. Crane’s commencement date he terminates his employment with the Company other than for good reason or following a change in control or is terminated by the Board for cause. In addition, he received a long-term incentive award consisting of 632,751 nonqualified stock options and 173,394 restricted stock units for a total value of $12.5 million.

      Under his employment agreement, Mr. Crane as Chief Executive Officer is paid an annualized salary of $875,000 and participates in the Annual Incentive Plan that, as administered, has a target opportunity of 100 percent, with a stretch opportunity of 50 percent.

Compensation Philosophy Going Forward

      The purpose of the Committee is to, on a regular basis, review, approve and, where applicable, make recommendations to the Board concerning executive officer compensation. The Committee’s philosophy regarding executive compensation is to align compensation with improvements in corporate performance and increased stockholder value. The Committee’s guidelines, which are intended to reflect such philosophy, include:

•	Design compensation programs to attract, retain, and reward superior talent and encourage performance that results in enhanced stockholder value over the long term.

•	Offer base salaries, and short- and long-term incentive programs that offer substantial upside opportunity for high-levels of corporate and personal achievement. Annual bonuses, at the officer level, are intended as a reward for better than expected performance.

•	Design officer compensation that is structured as a more entrepreneurial, incentive-driven package.

•	Align incentive and equity programs with the employee programs to promote continuity in the business strategy.

      In the future, the Compensation Committee intends to evaluate the competitiveness of its executive compensation. The Committee intends to utilize industry and other information to assess the Company’s position in each individual aspect of executive compensation, including base salary, annual incentive compensation, and long-term incentive compensation.

Elements of Compensation Going Forward

      Going forward, compensation for the Company’s executive officers will consist of the following elements: base salary, annual incentive compensation, and long-term incentive compensation.

      Base Salary. Annual base salary is designed to compensate executive officers for their sustained performance.

      Annual Incentive Compensation. Annual incentive compensation is designed to compensate executive officers for satisfying certain Company goals and is determined as a percentage of each such executive officer’s annual base salary. For the fiscal year 2004, the target incentive for annual incentive compensation for executive officers will range from 50 percent to 100 percent of base salary. An additional stretch opportunity has been established and ranges from 25 percent to 50 percent of base salary.

      Annual incentive payout opportunities will range from 0 percent to 150 percent. Any target incentive payout received will be distributed as 50 percent cash and 50 percent in special deferred stock units (“DSUs”). Any payout received from obtaining the stretch goal will be distributed 35 percent cash and 65 percent in DSUs. This design was implemented to encourage stock ownership and align management and stockholder values.

      Target incentives for the executive officers for the fiscal year 2004 will be based on net cash flow and individual performance objectives.

      Long-Term Incentive Compensation. In connection with the emergence from bankruptcy, the Company established the NRG Energy Inc. Long-Term Incentive Plan (the “Plan”). The number of shares of common stock reserved for issuance under the Long-Term Incentive Plan is 4,000,000. Under the Plan, the Company currently intends to grant nonqualified stock options that will vest on a three-year schedule, in equal yearly increments of one-third. The Company also intends to grant restricted shares of NRG common stock that will vest based on a three-year schedule with 100 percent of the vesting occurring at the end of the third year. The Plan has a 10-year term, and stock options granted under the Plan will expire no later than 10 years after they are granted.

      The Company has recently adopted stock ownership guidelines, and officers will be required to hold stock, stock units, and stock options with a value equal to two times their base salary and the Chief Executive Officer will be required to hold five times his base salary. For fiscal year 2004, long-term incentive compensation will be designed to align management and stockholder interests and to incentivize retention in the face of substantial Company reorganization and pending headquarter relocation.

      Chief Executive Officer Compensation. Mr. Crane’s employment arrangements are described in detail under the “2003 Compensation” section above and in the “Employment Contracts, Termination of Employment, and Change-In-Control Arrangements” section of this proxy statement. For fiscal year 2004, his annual incentive award provides for a guaranteed target of 75 percent of base salary and target incentive of 60 percent based on achieving net cash flow objectives and 40 percent on achieving Company objectives in the area of operating performance, and safety and environmental measures. The incentive award also provides for off-sets if management and strategy goals are not met.

Discussion of Compensation In Excess Of $1 Million Per Year

      The Committee has considered the implications of Section 162(m) of the Code, which precludes NRG (as a public corporation) from taking a tax deduction for individual compensation in excess of $1 million for any of the Named Executive Officers, subject to certain exemptions. The Committee has also considered the exemptions to such limitation, which are also provided in Section 162(m) of the Code, and specifically the exemption for compensation that is “performance-based” within the meaning of Section 162(m). The Committee believes tax deductibility of compensation is an important consideration and, where possible and considered appropriate, intends to preserve the deductibility of compensation to Named Executive Officers under Section 162(m). However, the Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result the Committee has not adopted a policy that all compensation must be deductible to the Company under Section 162(m).

      In order to qualify compensation derived by executive officers from stock options and performance awards as “performance-based” compensation under Section 162(m) of the Code, the Long-Term Incentive Plan was approved by the Board and is included herein for stockholder approval. Additionally, in order to qualify bonus payments to executives under Section 162(m) of the Code and preserve the deductibility of such payments, the Annual Incentive Plan has been approved by the Committee and the Board, and is included herein for stockholder approval.

Compensation Committee

Mark R. Patterson, Chair
Lawrence S. Coben
Thomas H. Weidemeyer

AUDIT COMMITTEE REPORT

      The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Committee’s function is more fully described in its charter, which the Board has adopted and is included as Appendix A to this proxy statement. The Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards’ definition of independence for audit committee members and has determined that each member of the Committee meets that standard. Each Committee member meets the requirements of an “audit committee financial expert” and has been so designated by the Board.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for 2003, PricewaterhouseCoopers LLC, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

      The Committee has reviewed and discussed the audited financial statements of the Company for the periods January 1, 2003, through December 5, 2003, and December 6, 2003, through December 31, 2003, with the Company’s management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence.

      Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

Audit Committee

John F. Chlebowski, Chair
Howard E. Cosgrove
Walter R. Young

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change of Independent Registered Public Accounting Firm

      The Audit Committee engaged KPMG LLP as the Company’s independent registered public accounting firm, effective immediately, on May 24, 2004. Prior to hiring KPMG LLP, the Company’s independent registered public accounting firm was PricewaterhouseCoopers LLP. On April 27, 2004, the Audit Committee was notified by PricewaterhouseCoopers LLP that it would decline to stand for re-election as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004, although PricewaterhouseCoopers LLP agreed to complete its review of the Company’s Form 10-Q for the quarter ended March 31, 2004.

      The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003 and for the fiscal year ended December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of PricewaterhouseCoopers LLP on the Company’s financial statements for the fiscal year ended December 31, 2002, included an explanatory paragraph which expressed substantial doubt concerning the Company’s ability to continue as a going concern. On May 14, 2003, the Company commenced a voluntary petition under chapter 11 of the bankruptcy code and, as discussed above, the Company’s plan of reorganization became effective on December 5, 2003.

      The Audit Committee did not participate in the termination of the client-auditor relationship with PricewaterhouseCoopers LLP.

      In connection with the Company’s audits for the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003, the fiscal year ended December 31, 2002, and through April 27, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its report on the financial statements for such years and/or interim periods. During the period January 1, 2003 through December 5, 2003, the period December 6, 2003 through December 31, 2003, the fiscal year ended December 31, 2002, and through April 27, 2004, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of SEC Regulation S-K. During the fourth quarter of 2002, the Company’s officers determined that there were certain deficiencies or “reportable conditions” in the internal controls relating to its financial reporting caused by the Company’s then pending financial restructuring and business realignment. For a further discussion of this matter please refer to Item 9A — Controls and Procedures, contained in the Company’s Form 10-K filed with the SEC on March 16, 2004.

Audit and Nonaudit Fees

      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Year Ended December 31

	2002	2003

	(In millions)
Audit Fees	$2,186,942	$4,245,934	(1)
Audit Related Fees(2)	588,598	229,185	(1)
Tax Fees(3)	1,147,452	455,852	(1)

Total	$3,922,992	$4,930,971

(1)	Includes fees (as set forth in the table below) paid prior to May 14, 2003, the date on which NRG commenced a voluntary petition under chapter 11 of the bankruptcy code, and fees paid between May 14, 2003 and December 5, 2003, during which time NRG operated as a debtor-in-possession until emerging from bankruptcy on December 5, 2003.

	Fees Billed	Fees Billed	Fees Billed
	During the Period	During the Period	During the Period
	January 1, 2003-	May 14, 2003-	December 6, 2003-	Total Fees
	May 13, 2003	December 5, 2003	December 31, 2003	Billed in 2003

Audit Fees	$2,360,778	$1,432,594	$452,562	$4,245,934
Audit Related Fees(2)	125,899	98,636	4,650	229,185
Tax Fees(3)	154,534	89,865	211,453	455,852

Total	$2,641,211	$1,621,095	$668,665	$4,930,971

(2)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, due diligence related to mergers, acquisitions, and investments or audit of the Company’s financial statements, and accounting consultations regarding the application of Generally Accepted Accounting Principles to proposed transactions.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning (domestic and international).

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of Independent Registered Public Accounting Firm

      The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of, the independent registered public accounting firm. The Audit Committee has established a policy regarding preapproval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

      The Audit Committee will annually review and preapprove services that are expected to be provided by the independent registered public accounting firm. The term of the preapproval will be 12 months from the date of the preapproval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the preapproved services based on subsequent determinations.

      Unless the Audit Committee has preapproved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be preapproved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also preapprove any proposed services exceeding the preapproved budgeted fee levels for a specified type of service.

      The Audit Committee has authorized its Chair to preapprove services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the full Audit Committee. Engagements preapproved by the Chair are reported to the Audit Committee at its next scheduled meeting.

STOCK PERFORMANCE GRAPH

      Because NRG’s common stock did not begin trading until after NRG emerged from bankruptcy on December 5, 2003, NRG has not included a stock performance graph for the period through December 31, 2003.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS

FOR NEXT YEAR’S ANNUAL MEETING

      The Company expects to hold its 2005 Annual Meeting of Stockholders on May 25, 2005. Accordingly, in order for a stockholder proposal to be considered for inclusion in NRG’s proxy statement for next year’s Annual Meeting, our Corporate Secretary must receive the proposal no later than January 6, 2005. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 901 Marquette Avenue, Minneapolis, MN 55402. Proposals must contain the information required under NRG’s Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

      Alternatively, stockholders intending to present a proposal at next year’s Annual Meeting without having it included in the Company’s proxy statement must comply with the requirements set forth in the Company’s Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting. However, where the date of the Company’s Annual Meeting is moved more than 30 days before or more than 70 days after the first anniversary of the preceding year’s Annual Meeting, our Corporate Secretary must receive the proposal: (a) no earlier than the close of business on the 120th day prior to the Annual Meeting; and (b) no later than the close of business on the later of: (i) the 90th day prior to the Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the Annual Meeting is first made. Accordingly, for NRG’s 2005 Annual Meeting, our Corporate Secretary must receive the proposal no earlier than January 25, 2005, and no later than February 24, 2005. The proposal must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, NRG may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
NRG ENERGY, INC.

I.     PURPOSES AND RESPONSIBILITIES OF THE COMMITTEE

      The purposes and responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NRG Energy, Inc. (the “Company”) shall be to represent and provide assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board in its oversight of: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors, and (5) the effectiveness of the Company’s financial risk management and applicable legal and regulatory compliance issues, each in accordance with the duties and responsibilities set forth below. Additionally, the Committee shall prepare the report required to be included in the Company’s annual proxy statement pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”) and shall perform other duties as assigned by the Board.

II.     COMPOSITION OF THE COMMITTEE

      The Committee shall be comprised of at least three (3) directors who meet the applicable securities market definition of “independence” for directors and audit committee members, as determined by the Board. All members of the Committee must be financially literate, as determined in the Board’s judgment, and at least one member shall be deemed a “financial expert” as defined by SEC rules and regulations. No Committee member shall simultaneously serve on the audit committees of more than two (2) other public companies unless the Board determines that such simultaneous service would not impair the ability of such member(s) to effectively serve on the Committee and the Company discloses such determination in its annual proxy statement or, if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC. Further, the chair of the Committee shall not simultaneously serve as chair of the audit committee of more than one (1) other public company unless the Board specifically approves such service.

      Based upon the recommendation of the Governance and Nominating Committee, the members of the Committee shall be elected annually to one-year terms by majority vote of the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy with directors who qualify as Independent Directors. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III.     MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet at least four times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipped by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      Information and materials that are important to the Committee’s understanding of the agenda items and other topics to be considered at a Committee meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the directors. In the event of a pressing need for the Committee to meet on short notice or if such materials contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

      The Committee may form subcommittees for any purpose within its authority that the Committee deems appropriate and may delegate to such subcommittees such power and authority of the Committee as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests. As part of its responsibility to foster open communication, the Committee should also meet separately on a periodic basis with management, the General Counsel or chief audit executive, and the independent auditors.

      The Committee shall report regularly to the full Board with respect to its activities. Written minutes of all Committee meetings shall be kept and the minutes shall be maintained with the books and records of the Company.

IV.     DUTIES OF THE COMMITTEE

      Among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the applicable securities market or other regulatory authority:

A.     Financial Statements

      1. Review significant accounting and reporting issues, including any significant changes in the Company’s selection or application of accounting principles and recent professional and regulatory pronouncements.

      2. Review any major issues regarding accounting principles and financial statement presentations, including (A) any significant changes in the Company’s selection or application of accounting principles, and (B) analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      3. Review with the independent auditors the results of the audit and any audit problems or difficulties and management’s response.

      4. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of “Financial Condition and Results of Operations.”

      5. Receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company’s disclosure controls and procedures.

      6. Review earnings press releases and review generally earnings guidance provided to analysts and rating agencies. To the extent practicable, the Company shall discuss any press release with the Committee chair prior to release.

      7. Review the annual financial statements as well as interim financial reports with management and the independent auditors before filing with regulators.

      8. Review the effect of accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      9. Resolve any disagreements between management and the independent auditor regarding financial reporting.

B.     Internal Controls

      1. Consider the adequacy and effectiveness of the Company’s internal control and reporting system, including information technology security and control.

      2. Review the yearly report prepared by management, and attested to by the independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s annual report.

C.     Internal Audit

      1. Review and approve the internal corporate audit staff functions, including the purpose of the internal audit function, authority and organizational reporting lines as well as the annual audit plan and budget.

      2. Review and concur in the appointment, replacement, or dismissal of the chief audit executive.

      3. Review the effectiveness of the internal audit function, including the chief audit executive.

D.     Independent Auditors

      1. Appoint, retain, oversee, evaluate, compensate and terminate, on its sole authority, the Company’s independent auditors and pre-approve all audit engagements and the scope, fees, and terms of each engagement. In that regard, the Committee shall evaluate the independent auditor’s qualifications, performance, and independence.

      2. Obtain funding from the Company for payment of: (i) compensation to the independent auditors who are engaged for the purpose of preparing or issuing an audit report or performing other audit, review, tax or attest services; (ii) compensation to any other advisers employed by the Committee; and (iii) other administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      3. Review and approve, if appropriate, all audit and, as provided in Rule 2-01 of Regulation S-K, all permitted non-audit engagements and relationships between the Company and the independent auditors and/or establish policies and procedures of the Committee that provide for the approval (including automatic pre-approval) of specified services to be provided by the independent auditors.

      4. At least annually, obtain and review an appropriate report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

      5. Receive and review reports of the independent auditor regarding critical accounting policies and practices to be used and other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded.

      6. Set clear hiring policies for employees or former employees of the independent auditors and monitor compliance with such policies.

E.     Risk Management

      1. Discuss policies with respect to risk assessment and risk management, including, without limitation, (a) the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure and (b) the effectiveness of the Company’s system for monitoring compliance with laws and regulations.

      2. Review the findings of any examination by regulatory agencies relating to the mandate of the Audit Committee, and any observations of the chief audit executive or the independent auditor.

      3. Obtain regular updates from management and company legal counsel regarding compliance matters that may have a material affect on the financial performance of the Company or on the Company’s financial statements or reporting obligations.

      4. Review periodically the Company’s tax policies and any pending audits or assessments.

F.     Reporting Responsibilities

      1. Regularly report to the Board about Committee activities.

      2. Provide an open avenue of communication between the chief audit executive, the independent auditors, and the Board.

      3. Prepare and publish the annual committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

G.     Complaints and Concerns

      1. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

      2. Establish and make known procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      The Committee may consider other matters and engage in other activities in furtherance of fulfilling the purposes and responsibilities described in Section I hereof as the Committee of the Board may deem appropriate.

V.     EVALUATION OF THE COMMITTEE

      The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

      The Committee shall present to the Board the results setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

VI.     INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS; SUPPORT

      The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other advisers as it deems necessary.

VII.     GENERAL LEGAL STANDARD

      Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of Delaware which shall set the legal standard for the conduct of the members of the Committee.

APPENDIX B

NRG ENERGY, INC.

LONG-TERM INCENTIVE PLAN

1.	Purpose

      This plan shall be known as the NRG Energy, Inc. Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of NRG Energy, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, restricted stock units, performance awards, deferred stock units or any combination of the foregoing (collectively, the “Awards”) may be made under the Plan.

2.	Definitions.

      (a) “Board” means the board of directors of the Company.

      (b) “Cause”, unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:

(i) Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

(ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

(iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or

(v) Violation of the Company’s code of conduct.

      The definition of Cause set forth in a Participant’s Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant’s written employment arrangements with the Company or any of its Subsidiaries.

      (c) “Change in Control”, unless otherwise defined in a Participant’s Grant Agreement, means the occurrence of one of the following events:

(i) Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors; or

(ii) Persons who on the effective date of the plan of reorganization of the Company (the “Commencement Date”) constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds ( 2/3) of the

Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

      (d) “Code” means the Internal Revenue Code of 1986, as amended.

      (e) “Committee” means the Compensation Committee of the Board or such other committee which shall consist solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Treasury Regulation §1.162-27(e)(3); provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.

      (f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

      (g) “Disability”, unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.

      (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the Commencement Date, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

      (j) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

      (k) “Grant Agreement” means the written agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.

      (l) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

      (m) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

      (n) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

      (o) “Participant” means any director, officer or employee of, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).

      (p) “Retirement”, (i) for any non-director, unless otherwise determined by the Committee, means (A) termination of service as a non-director after at least 10 years of service by such non-director and (B) attaining at least 55 years of age, and (ii) for any director, unless otherwise determined by the Committee, means termination of service as a director after at least five years of Board service by such director.

      (q) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administrative

      The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan, (iv) certify that the conditions and restrictions applicable to any grant have been met, (v) modify the terms of grants made under the Plan, (vi) interpret the Plan and Grant Agreements entered into under the Plan, (vii) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan, (viii) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States, (ix) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate, and (x) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

      The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan

      Subject to adjustments as provided in Section 17, an aggregate of 4,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

      Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6, 7, 8, 9, 10 or 19 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then-outstanding Awards.

5.	Participation

      Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Subsidiary as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

      Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.

6.	Incentive and Non-qualified Options

      The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one Participant options to purchase a number of Shares of Common Stock in excess of 1,000,000 shares of Common Stock. The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

      It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

      (a) Price. The price per Share deliverable upon the exercise of each option (the “exercise price”) shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

      (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise or (iv) by any combination of the foregoing.

      In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise or such longer period as determined from time to time by the Committee, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (C) the attestation of the grantee’s shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

      (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the

Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

      (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

      (e) Termination; Forfeiture.

(i) Death. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to his or her death, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of one year from the date of such death, but in no event after the expiration date of the options.

(ii) Disability. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to Disability, (A) all of the Participant’s options that were exercisable on the date of Disability shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of one year after the date of Disability, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Disability shall be forfeited immediately upon such Disability; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Retirement. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of two years after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Awards may become fully vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director of the Company or any Subsidiary upon the occurrence of his or her Retirement, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of two years after the date of Retirement, but in no event after the expiration date of the options.

(iv) Discharge for Cause. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s Awards shall be forfeited immediately and all of the Participant’s options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.

(v) Other Termination. Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the Participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation.

(vi) Change in Control. Unless otherwise provided in a Participant’s Grant Agreement, if there is a Change in Control of the Company, all of the Participant’s Awards shall become fully vested upon such Change in Control (and, with respect to the Participant’s options, exercisable upon such Change in Control and shall remain so until the expiration date of the options), whether or not the Participant is subsequently terminated.

7.	Stock Appreciation Rights

      The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify. In any one calendar year, the Committee shall not grant to any one Participant SARs with respect to a number of Shares of Common Stock in excess of 1,000,000 shares of Common Stock.

      The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

      SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

      Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

      All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable. Unless otherwise determined by a Participant’s Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

8.     Restricted Stock; Restricted Stock Units

      The Committee may at any time and from time to time grant Shares of restricted stock or restricted stock units under the Plan to such Participants and in such amounts as it determines. Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant elects in a timely fashion prior to the end of the Vesting Period to defer the receipt of shares of Common Stock. Each grant of restricted stock units or Shares of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such units or Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee, or provided in the second paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units or Shares that are part of the grant.

      Except as otherwise provided in any Grant Agreement, the Participant will be required to pay the Company the aggregate par value of any Shares of restricted stock within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.

      Restricted stock units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the restricted stock units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the Participant to the Company of the aggregate par value of the shares of Common Stock underlying each fully vested restricted stock unit, stock certificates evidencing the conversion of restricted stock units into shares of Common Stock.

      Except as otherwise provided in any Grant Agreement, with respect to Shares of restricted stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Participant’s Shares of restricted stock shall be subject to the same restrictions as then in effect for the Shares of restricted stock. Except as otherwise provided in any Grant Agreement, with respect to the restricted stock units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the Participant at such time as the deferred stock units are converted into shares of Common Stock.

      Unless otherwise provided in a Participant’s Grant Agreement, each unit or Share of restricted stock shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

9.     Performance Awards

      Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of performance awards granted to a Participant and the appropriate period over which performance is to be measured (a “performance cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock. In any one calendar year, the Committee shall not grant to any one Participant performance awards (i) payable in Common Stock for an amount in excess of 1,000,000 shares of Common Stock, or (ii) for performance awards payable in Other Securities or a combination of Common Stock and Other Securities, with a maximum amount payable thereunder of more than the Fair Market Value of 1,000,000 shares of Common Stock determined either on the date of grant of the award or the date the award is paid, whichever is greater.

      The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee; provided that, payment of any performance award that is intended to qualify as “qualified performance-based compensation” within the meaning of Treasury Regulation §1.162-27(e) shall be based solely on the satisfaction of pre-established, objective goals determined with reference to one or more of the following performance factors: (i) return on equity, (ii) earnings per share, (iii) return on gross or net assets, (iv) return on gross or net revenue, (v) pre- or after-tax net income, (vi) earnings before interest, taxes, depreciation and amortization, (vii) operating income and (viii) revenue growth.

      The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

      The Committee shall determine the portion of each performance award that is earned by a Participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, Other Company Securities or any combination thereof, as the Committee may determine.

      A Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, unless otherwise provided in a Participant’s Grant Agreement, each performance award shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).

10.	Deferred Stock Units

      Deferred stock units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elect no later than six months prior to the end of the Vesting Period to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their restricted stock units. Each deferred stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the deferral period (the “Deferral Period”) applicable to such unit the Fair Market Value of one share of Common Stock.

      Except as otherwise provided in any Grant Agreement, deferred stock units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of deferred stock units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned deferred stock units. Upon payment in respect of a deferred stock unit, such unit shall be terminated and thereafter forfeited. Payments in respect of deferred stock units shall be made only at the end of the Deferral Period applicable to such units, the duration of which Deferral Period shall be determined by the Committee at the time of grant of such deferred stock units and set forth in the applicable Grant Agreement (or by the Participant in the case of an election to defer the receipt of Common Stock beyond the Vesting Period).

      Except as otherwise provided in any Grant Agreement, during such Deferral Period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into shares of Common Stock.

      Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her death prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such Participant’s death or on such accelerated basis as the Committee may determine.

      Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the Deferral Period, the Participant shall receive payment in respect of such Participant’s deferred stock units at the end of such Deferral Period.

      Unless otherwise provided in a Participant’s Grant Agreement, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, such Participant shall immediately forfeit any unvested deferred stock units which would have matured or been earned at the end of such Deferral Period.

      Unless otherwise determined by a Participant’s Grant Agreement, in the event of a Change in Control, a Participant shall receive payment in respect of such Participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of the Change in Control.

11.	Grant of Dividend Equivalent Rights

      The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

12.	Withholding Taxes

      (a) Participant Election. Unless otherwise determined by the Committee, a Participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option or SAR or deliverable upon grant of restricted stock or vesting of restricted stock units or deferred stock units or the receipt of Common Stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting or the receipt of Common Stock, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 12(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

      (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 12(a) or this Section 12(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

13.	Grant Agreement; Vesting.

      Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 9 and 10 in connection with a Change of Control or certain occurrences of termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such Award is made.

14.	Transferability

      Unless otherwise provided in any Grant Agreement, no Award granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution or to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless otherwise provided in any Grant Agreement, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 14, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

15.	Listing, Registration and Qualification.

      If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award, restricted stock unit or deferred stock unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

16.	Transfer of Employee

      The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

17.	Adjustments

      In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such equitable adjustments as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of Awards or other property covered by Awards previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the

Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

      Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

18.	Amendment and Termination of the Plan

      The Board or the Committee, without approval of the stockholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if (i) stockholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Section 4of the Plan.

19.	Amendment or Substitution of Awards under the Plan

      The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 17, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan.

20.	Commencement Date; Termination Date

      The date of commencement of the Plan shall be the Commencement Date.

      Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business ten years after the Commencement Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.

21.	Severability

      Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

22.	Governing Law

      The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

* * * *

APPENDIX C

NRG ENERGY, INC.

ANNUAL INCENTIVE PLAN FOR DESIGNATED CORPORATE OFFICERS

      1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.1 Base Pay — as determined by Compensation Committee.

1.2 Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

1.3 Company — NRG Energy, Inc., a Delaware corporation, and any of its affiliates that adopt this Plan.

1.4 Company Performance Factor — percentage identified in Schedule Z. The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria, determined with respect to the Company: consolidated pre-tax earnings; net revenues; net earnings; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; cash flow; return on equity; return on net assets employed; earnings per share; fleet in-market availability; safety criteria; environmental criteria or other quantifiable financial goals or quantifiable non-financial strategic operational measures; for the applicable Performance Period, all as computed in accordance with Generally Accepted Accounting Principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at any time ending on or before the 90th day of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

1.5 Compensation Committee — a committee comprised solely of two or more members of the Board of Directors of NRG Energy, Inc., each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

1.6 Legal Representative — shall mean a guardian, legal representative, or other person acting in a similar capacity with respect to a Participant.

1.7 Participant — the President and Chief Executive Officer, and any of the Officers of the Company who are designated by the Compensation Committee at any time ending on or before the 90th day of each Performance Period as Participants in this Plan.

1.8 Performance Period — the twelve consecutive month period which coincides with the Company’s fiscal year.

1.9 Targeted Bonus Percentage — the percentage identified in Schedule Y.

      2. Administration.

2.1 Compensation Committee. The Compensation Committee shall administer the Plan.

2.2 Determinations Made Prior to Each Performance Period. At any time ending on or before the 90th day of each Performance Period, the Compensation Committee shall:

(a) designate Participants for that Performance Period;

(b) establish Targeted Bonus Percentages for the Performance Period by amending (in writing) Schedule Y;

(c) establish Company Performance Factors for the Performance Period by amending (in writing) Schedule Z.

2.3 Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

2.4 Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

      3. Bonus Payment.

3.1 Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

(a) the Participant’s Base Pay for the Performance Period, per schedule “X.”

(b) the Participant’s Targeted Bonus Percentage for the Performance Period, per schedule “Y.”

(c) the Participant’s Company Performance Factor for the Performance Period, per schedule “Z.”

3.2 Limitations.

(a) No payment if Company Performance Factor not achieved. In no event shall any Participant receive a bonus payment hereunder if the Company Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

(b) No payment in excess of pre-established amount. No Participant shall receive a bonus payment under this Plan for any Performance Period in excess of $5,000,000.

(c) Compensation Committee may reduce bonus payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

      4. Amendments and Termination. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

      5. Miscellaneous.

5.1 Effective Date. The effective date of this Plan shall be January 1, 2004.

5.2 Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on January 1, 2014. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

5.3 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

5.4 Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its Successors in interest.

5.5 Employment Rights and Other Benefits Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant’s employment at any time. This Plan shall not replace any contract of employment, whether oral, or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

5.6 Governing Law. The place of administration of the Plan shall be in the State of Delaware. The corporate law of the State of Delaware shall govern issues relating to the validity and issuance of shares of Common Stock. Otherwise, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles relating to conflict of laws.

5.7 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

5.8 Qualified Performance Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder to the maximum extent possible as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

NRG ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, August 4, 2004
10:00 a.m. EDT

Wyndham Philadelphia at Franklin Plaza
17th and Race Streets
Philadelphia, PA 19103

NRG Energy, Inc. 901 Marquette Avenue, Suite 2300 Minneapolis, MN 55402	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on August 4, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint David Crane and Timothy W.J. O’Brien, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on August 3, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/nrg/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until noon (CDT) on August 3, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NRG Energy, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach hereò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Ramon Betolaza	03 Stephen L. Cropper	☐	Vote FOR	☐	Vote WITHHELD
		02 David Crane	04 Thomas H. Weidemeyer		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of Long-Term Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	Approval of Annual Incentive Plan for Designated Corporate Officers	☐	For	☐	Against	☐	Abstain

4.	Ratification of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.